Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-l of our report dated August 28, 2007, relating to the financial statements of Gel Tech Solutions, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.

Sweeney, Gates & Co.

Fort Lauderdale, FL

February 21, 2008